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                                                                EXHIBIT 23(g)-2a


                               FIRST AMENDMENT TO
                  RETIREMENT PLAN CUSTODIAL SERVICES AGREEMENT


         This First Amendment to the Retirement Plan Custodial Services Agreement (the "Amendment") is entered into as of February 1, 2001 by and between each registered investment company listed on Schedule A hereto (and as amended hereby), as it may be amended from time to time (the "Companies") and State Street Bank and Trust Company ("State Street").

         WHEREAS, the Companies and State Street are parties to that certain Retirement Plan Custodial Services Agreement dated November 17, 2000 (the "Agreement"); and

         WHEREAS, the parties desire to amend Schedule "A" and Exhibit "C" of the Agreement to reflect certain changes to the relationship.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         Schedule A and Exhibit C to the Agreement are deleted and replaced in their entireties with Schedule A and Exhibit C attached hereto.

         All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written by their respective duly authorized officers.

                         STATE STREET BANK AND TRUST COMPANY


                         By:
                             ---------------------------------------

                         Name:
                               -------------------------------------

                         Title:
                                ------------------------------------


                         THE COMPANIES


                         By:
                             ---------------------------------------

                         Name:  Jack R. Thompson

                         Title: President


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                                   SCHEDULE A

                 LIST OF INVESTMENT COMPANIES (February 1, 2001)


Berger Growth Fund, Inc., a Maryland corporation

Berger Large Cap Growth Fund, Inc., a Maryland corporation

Berger Investment Portfolio Trust, a Delaware business trust

         Series:                    Berger Mid Cap Growth Fund
                                    Berger Mid Cap Value Fund
                                    Berger Small Company Growth Fund
                                    Berger New Generation Fund
                                    Berger Select Fund
                                    Berger Balanced Fund
                                    Berger Information Technology Fund

Berger Worldwide Funds Trust, a Delaware business trust

         Series:                    Berger International Fund
                                    Berger International CORE Fund
                                    International Equity Fund

Berger Omni Investment Trust, a Massachusetts business trust

         Series:                    Berger Small Cap Value Fund


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                                    EXHIBIT C

                                  FEE SCHEDULE

                           As Amended February 1, 2001

Retirement accounts annual maintenance fee charged to Berger LLC: $5 per year per Tax Identification Number with an open fiduciary account plus a complex base fee of $100,000 annually.